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                                                                     EXHIBIT 4.3

No. WW-___________                                            _________ Warrants




                             TELCOM GROUP USA, INC.

                         COMMON STOCK PURCHASE WARRANTS

                               ____________, 1994



NEITHER THESE WARRANTS NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), NOR UNDER ANY STATE SECURITIES LAW AND SHALL NOT BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED IN VIOLATION THEREOF UNTIL EITHER (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW OR (ii) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH SECURITIES WHICH OPINION IS SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SECURITIES MAY BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

         THIS CERTIFIES THAT __________ (hereinafter sometimes called the "Holder") is the holder of __________ common stock purchase warrants (the "Warrants") of TelCom Group USA, Inc., a Delaware corporation (the "Company"). Each Warrant entitles the Holder to purchase from the Company at the price and during the periods as hereinafter specified, one share of the Company's common stock, $.01 par value (the "Common Stock").

         These Warrants, together with warrants of like tenor, is subject to adjustment in accordance with Paragraph 7 of these Warrants.

         1. a. The rights represented by these Warrants shall be exercisable, at any time, commencing __________, 1995 [18 months from the First Closing Date, as defined in the subscription agreement (the "Subscription Agreement") annexed hereto as Exhibit B to the Company's Confidential Private Offering Memorandum dated May 10, 1994,] and terminating at 5:00 p.m. on __________, 1998 [three years after the date upon which these Warrants become exercisable] (the "Exercise Period") at a purchase price of $1.00 per share of Common Stock (the "Exercise Price"), subject to adjustment in accordance with Paragraph 7. For purposes of the adjustments under Paragraph 7, hereof, the per share Exercise Price shall be deemed to be $1.00, subject to further adjustment as provided in such Paragraph 7. The Exercise Price will be payable in cash in United States dollars or by official bank or certified check payable in
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United States dollars to the order of the Company. After the last day of the
Exercise Period, the Holder shall have no right to purchase any shares of Common Stock underlying these Warrants.

                  b. Notwithstanding anything herein contained to the contrary, the Company and the Holder agree that in the event that, prior to the exercise or termination of the Exercise Period, the terms and conditions of any warrants to be registered in a registration statement (the "Registration Statement") relating to an initial public offering ("IPO") of the Company's securities for sale to the public are not identical to the terms and conditions of these Warrants, these Warrants will be automatically modified to conform exactly to the terms and conditions of the warrants offered pursuant to such Registration Statement, which modifications may include, among other things, provisions for redemption of the Warrants, changes in the Exercise Period and an increase in the Exercise Price. In connection with any Registration Statement filed by the Company in which the Warrants, as automatically modified, and the shares of Common Stock underlying such Warrants are registered, the holders thereof, if so required by the underwriter (the "Underwriter") of the IPO, if any, must effect sales of such Warrants and underlying shares of Common Stock through the Underwriter, and such holders must compensate the Underwriter in accordance with its customary compensation for such transactions.

         2. The rights represented by these Warrants may be exercised at any time within the Exercise Period above specified, in whole or in part, by (i) the surrender of these Warrants (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); and (ii) payment to the Company of the Exercise Price then in effect for the number of shares of Common Stock specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any. These Warrants shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date these Warrants are surrendered and payment is made in accordance with the foregoing provisions of this Paragraph 2, and the person or persons in whose name or names the certificates for shares of Common Stock shall be issuable upon such exercise shall become the holder or holders of record of such shares of Common Stock at that time and date. The certificate or certificates for the shares of Common Stock so purchased shall be delivered to such person or persons within a reasonable time, not exceeding ten
(10) days, after these Warrants shall have been exercised. If less than all of the Warrants evidenced by a Warrant certificate are exercised, a new certificate will be issued for the remaining number of such Warrants. Certificates evidencing the Warrants may be exchanged for new certificates of different denominations by presenting the

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Warrant certificates at the office of the Company.

         3. Neither these Warrants nor the shares of Common Stock issuable upon exercise hereof have been registered under the Securities Act nor under any state securities law and shall not be transferred, sold, assigned or hypothecated in violation thereof. If permitted by the foregoing, any transfer, sale, assignment or hypothecation shall be effected by the Holder surrendering these Warrants for cancellation at the office or agency of the Company referred to in Paragraph 2 hereof, accompanied by an opinion of counsel satisfactory to the Company and its counsel, stating that such transferee is a permitted transferee under this Paragraph 3 and that such transfer does not violate the Securities Act or such state securities laws.

         4. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise of these Warrants will, upon issuance, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the Holder thereof. The Company further covenants and agrees that during the Exercise Period, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of these Warrants.

         5. These Warrants shall not entitle the Holder to any rights, including, without limitation, voting rights, as a stockholder of the Company.

         6. The Company shall be obligated to register these Warrants and the shares of Common Stock underlying these Warrants in accordance with the Securities Act, as set forth in the Registration Rights Agreement, by and between the Company and the Holder.

         7. The Warrants will initially be exercisable at an exercise price of $1.00 per share. However, if at any time prior to the expiration of the exercise period of the Warrants, the Company completes an initial public offering ("IPO") of its Common Stock and warrants, the terms of the Warrants will be changed to be identical to those of the warrants issued in the IPO, which may include redemption provisions and a higher exercise price. In the event that no Warrants are issued in the IPO, the exercise price of the Warrants will be increased to 110% of the price per share of the Common Stock offered in the IPO. The Warrants and the shares of Common Stock underlying the Warrants will be registered under the Act in connection with the IPO, subject to a lock-up of 12 months if required by the underwriter of the IPO, commencing with the date of the IPO, during which period the Warrants and the shares issuable upon the exercise of the Warrants may not be sold without the prior written consent of such underwriter.

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         8. This Agreement shall be governed by and in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, TelCom Group USA, Inc. has caused this Warrant Certificate to be signed by its duly authorized officer and is dated as of the date set forth above.

                                            TELCOM GROUP USA, INC.


                                            By:
                                                -----------------------
                                                Ronald G. Nathan
                                                Chief Executive Officer


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